SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 31, 2018

Oshkosh Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 2566, Oshkosh, Wisconsin 54903
(Address of principal executive offices, including zip code)

(920) 235-9151
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.    Results of Operations and Financial Condition.

On July 31, 2018, Oshkosh Corporation (the “Company”) issued a news release (the “News Release”) announcing its earnings for its third fiscal quarter ended June 30, 2018. A copy of such news release is furnished as Exhibit 99.1 and is incorporated by reference herein.

On July 31, 2018, the Company is holding a conference call in connection with the Company’s announcement of its earnings for its third fiscal quarter ended June 30, 2018. An audio replay of such conference call and the related question and answer session along with a slide presentation utilized during the call will be available for at least twelve months on the Company’s website at www.oshkoshcorporation.com.

The information, including, without limitation, all forward-looking statements, contained in the News Release and related slide presentation on the Company’s website (the “Slide Presentation”) or provided in the conference call and related question and answer session speaks only as of July 31, 2018. The Company assumes no obligation, and disclaims any obligation, to update information contained in the News Release and the Slide Presentation or provided in the conference call and related question and answer session. Investors should be aware that the Company may not update such information until the Company’s next quarterly earnings conference call, if at all.

The News Release and the Slide Presentation contain, and representatives of the Company may make during the conference call and the related question and answer session, statements that the Company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in the News Release and the Slide Presentation or made during the conference call and related question and answer session, including, without limitation, statements regarding the Company’s future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, plans and objectives of management for future operations, and compliance with credit agreement covenants are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan,” or the negative thereof or variations thereon or similar terminology. The Company cannot provide any assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company’s expectations include, without limitation, those set forth under the caption “Risk Factors” below. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s filings with the Securities and Exchange Commission (SEC).

In this Current Report on Form 8-K, “we,” “us” or “our” refers to Oshkosh Corporation.

RISK FACTORS

Our markets are highly cyclical. Declines in these markets could have a material adverse effect on our operating performance.

Current economic and political conditions continue to put significant pressure on the U.S. federal budget, including the defense budget. Recent and projected U.S. Department of Defense (DoD) budgets have significantly lower funding for our vehicles than we experienced during the height of the Iraq and Afghanistan conflicts. In addition, the Budget Control Act of 2011 contains an automatic sequestration feature that may require additional cuts to defense spending through fiscal 2023 if the budget caps within the agreement are exceeded. The two-year U.S. federal budget agreement signed by the President in February 2018 removed the threat of sequestration in the U.S. federal government's fiscal 2018 and 2019 budgets, but absent future budget agreements, the full effect of a sequestration could return in the government's fiscal 2020 budget. The magnitude of the adverse impact that federal budget pressures will have on future funding for our defense programs is unknown.

The access equipment market is highly cyclical and impacted (i) by the strength of economies in general, (ii) by residential and non-residential construction spending, (iii) by the ability of rental companies to obtain third-party financing to purchase revenue generating assets, (iv) by capital expenditures of rental companies in general, including the rate at which they replace aged rental equipment, which is impacted in part by historical purchase levels, (v) by the timing of engine emissions standards changes, and (vi) by other factors, including oil and gas related activity. The ready-mix concrete market that we serve is highly cyclical and impacted by the strength of the economy generally, by the number of housing starts and by other factors that may have an effect on the level of concrete placement activity, either regionally or nationally. Refuse collection vehicle markets are also cyclical and impacted by the strength of economies in general, by municipal tax receipts and by the size and timing of capital expenditures, including replacement demand, by large waste haulers. Fire & emergency markets are cyclical later in an economic downturn and are impacted by the economy generally and by municipal tax receipts and capital expenditures.

Lower U.S. housing starts since fiscal 2008 have negatively impacted sales volumes for our concrete placement products as compared to historical levels. Despite continued modest U.S. construction growth, concrete mixer customers have maintained a cautious approach to fleet replacement/expansion, generally wanting to confirm that construction activity in the U.S. will support solid fleet utilization. A lack of sustained improvement in residential construction spending generally may result in our inability to achieve our sales expectations or cause future weakness in demand for our products. We cannot provide any assurance that the housing recovery will not progress even more slowly than what we or the market expect. If the housing recovery progresses more slowly than what we or the market expect, then there could be an adverse effect on our net sales, financial condition, profitability and/or cash flows.

Our dependency on contracts with U.S. and foreign government agencies subjects us to a variety of risks that could materially reduce our revenues or profits.

We are dependent on U.S. and foreign government contracts for a substantial portion of our business. Approximately 20% of our sales in fiscal 2017 were to the DoD. That business is subject to the following risks, among others, that could have a material adverse effect on our operating performance:

•
Our business is susceptible to changes in the U.S. defense budget, which changes may reduce revenues that we expect from our defense business, especially in light of federal budget pressures, lower levels of U.S. ground troops deployed in foreign conflicts, sequestration and the level of defense funding that will be allocated to the DoD's tactical wheeled vehicle strategy generally.

•
The U.S. government may not budget for or appropriate funding that we expect for our U.S. government contracts, which may prevent us from realizing revenues under current contracts or receiving additional orders that we anticipate we will receive. The DoD could also seek to reprogram certain funds originally planned for the purchase of vehicles we manufacture under the current defense budget allocations.

•
The funding of U.S. government programs is subject to an annual congressional budget authorization and appropriation process. In years when the U.S. government has not completed its budget process before the end of its fiscal year, government operations are typically funded pursuant to a “continuing resolution,” which allows federal government agencies to operate at spending levels approved in the previous budget cycle but does not authorize new spending initiatives. When the U.S. government operates under a continuing resolution, delays can occur in the procurement of the products, services and solutions that we provide and may result in new initiatives being delayed or canceled, or funds could be reprogrammed away from our programs to pay for higher priority operational needs. Furthermore, in years when the U.S. government fails to complete its budget process or to provide for a continuing resolution, a federal government shutdown may result. This could in turn result in the delay or cancellation of key programs, which could have a negative effect on our cash flows and adversely affect our future results. In addition, payments to contractors for services performed during a federal government shutdown may be delayed, which would have a negative effect on our cash flows.

•
Certain of our government contracts for the U.S. Army and U.S. Marine Corps could be delayed or terminated, and all such contracts expire in the future and may not be replaced, which could reduce revenues that we expect under the contracts and negatively affect margins in our defense segment.

•
The Weapon Systems Acquisition Reform Act and the Competition in Contracting Act require competition for U.S. defense programs in most circumstances. Competition for DoD programs that we currently have could result in the U.S. government awarding future contracts to another manufacturer or the U.S. government awarding the contracts to us at lower prices and operating margins than we experience under the current contracts.

•
Competitions for the award of defense tactical wheeled vehicle contracts are intense, and we cannot provide any assurance that we will be successful in the defense tactical wheeled vehicle procurement competitions in which we participate. In addition, the U.S. government has become more aggressive in seeking to acquire the design rights to the Company's current and potential future programs to facilitate competition for manufacturing our vehicles. The willingness of bidders to license their design rights to the DoD was an evaluation factor in the Joint Light Tactical Vehicle (JLTV) and recent Family of Medium Tactical Vehicles A2 competitions.

•
Defense tactical wheeled vehicles contract awards that we receive may be subject to protests or lawsuits by competing bidders, which protests or lawsuits, if successful, could result in the DoD revoking part or all of any defense tactical wheeled vehicles contract it awards to us and our inability to recover amounts we have expended in anticipation of initiating production under any such contract.

•
Most of our contracts with the DoD are multi-year firm, fixed-price contracts. These contracts typically contain annual sales price increases. Under the JLTV contract, we bear the risk of material, labor and overhead cost escalation for the full eight years of the contract, which is 3 to 5 years longer than has been the case under our other defense contracts. We attempt to limit the risk related to raw material price fluctuations on prices for major defense components by obtaining firm pricing from suppliers at the time a contract is awarded. However, if these suppliers do not honor their contracts, then we could face margin pressure. Furthermore, if our actual costs on any of these contracts exceed our projected costs, it could result in profits lower than historically realized or than we anticipate or net losses under these contracts.

•
We account for sales under certain DoD contracts, the largest of which is the JLTV contract, utilizing the cost to cost method of percentage-of-completion accounting, which requires the use of estimates. This accounting requires judgment relative to assessing risks, estimating revenues and costs and making assumptions for delivery schedule and technical issues. Due to the size and nature of the JLTV contract, the estimation of total revenues and cost at completion is complicated and subject to many variables. We must make assumptions regarding expected increases in wages and employee benefits, productivity and availability of labor, material costs and allocated fixed costs. Changes to model mix, production costs, overhead rates, learning curve and/or supplier performance can also impact these estimates. Changes in underlying assumptions, circumstances or estimates could have a material adverse effect on our net sales, financial condition, profitability and/or cash flows.

•
We must spend significant sums on product development and testing, bid and proposal activities, and pre-contract engineering, tooling and design activities in competitions to have the opportunity to be awarded these contracts.

•
As a U.S. government contractor, our U.S. government contracts and systems are subject to audit and review by the Defense Contract Audit Agency and the Defense Contract Management Agency. These agencies review our performance under our U.S. government contracts, our cost structure and our compliance with laws and regulations applicable to U.S. government contractors. Systems that are subject to review include, but are not limited to, our accounting systems, estimating systems, material management systems, earned value management systems, purchasing systems and government property systems. If improper or illegal activities, errors or system inadequacies come to the attention of the U.S. government, as a result of an audit or otherwise, then we may be subject to civil and criminal penalties, contract adjustments and/or agreements to upgrade existing systems as well as administrative sanctions that may include the termination of our U.S. government contracts, forfeiture of profits, suspension of payments, fines and, under certain circumstances, suspension or debarment from future U.S. government contracts for a period of time. Whether or not illegal activities are alleged and regardless of materiality, the U.S. government also has the ability to decrease or withhold certain payments when it deems systems subject to its review to be inadequate. These laws and regulations affect how we do business with our customers and, in many instances, impose added costs on our business.

•
Our defense business may fluctuate significantly from time to time as a result of the start and completion of existing and new domestic and international contract awards that we may receive. Our defense tactical wheeled vehicle contracts are large in size and require significant personnel and production resources, and when our defense tactical wheeled vehicle customers allow such contracts to expire or significantly reduce their vehicle requirements under such contracts, we must make adjustments to personnel and production resources. The start and completion of existing and new contract awards that we may receive can cause our defense business to fluctuate significantly.

•
We face uncertainty regarding timing of funding or payments on key large international defense tactical wheeled vehicle contracts, including contracts for Mine Resistant Ambush Protected-All Terrain Vehicles.

•
We periodically experience difficulties with sourcing sufficient vehicle carcasses from the U.S. military to maintain our defense tactical wheeled vehicles remanufacturing schedule, which can create uncertainty and inefficiencies for this area of our business.

We may not be able to execute on our MOVE strategy.

During our September 2016 Analyst Day, we announced our evolved MOVE strategy, which is our strategy to deliver long-term growth and earnings for our shareholders. We cannot provide any assurance we will be able to successfully execute our MOVE strategy, which is subject to a variety of risks, including the following:

•	Our inability to adopt the use of standard processes and tools to drive improved customer satisfaction;

•	Our inability to expand our aftermarket parts and service availability;

•	Our inability to improve our product quality;

•	Our inability to improve margins through simplification actions;

•	Our failure to realize product, process and overhead cost reduction targets;

•	Our inability to design new products that meet our customers’ requirements and bring them to market;

•	Higher costs than anticipated to launch new products or delays in new product launches; and

•	Slow adoption of our products in emerging markets and/or our inability to successfully execute our emerging market growth strategy.

We expect to incur costs and charges as a result of restructuring of facilities or operations that we expect will reduce on-going costs. These actions may be disruptive to our business and may not result in anticipated cost savings.

Periodically we restructure facilities and operations in an effort to make our business more efficient. During the fourth quarter of fiscal 2016, we announced our plan to outsource aftermarket parts warehousing in the access equipment segment to a third party logistics company. In January 2017, we announced plans to close our access equipment manufacturing plant and pre-delivery inspection facilities in Belgium, streamline telehandler product offerings to a reduced range in Europe, transfer remaining European telehandler manufacturing to our facility in Romania and reduce engineering staff supporting European telehandlers, including the closure of a UK-based engineering facility. The announced plans also included the move of North American telehandler production from Ohio to facilities in Pennsylvania. In December 2017, we announced plans to close certain underperforming branch locations in the commercial segment. In the future, we may incur additional costs, asset impairments and restructuring charges in connection with such consolidations, workforce reductions and other cost reduction measures that have adversely affected, and to the extent incurred in the future would adversely affect, our future earnings and cash flows. Such actions may be disruptive to our business. This may result in production inefficiencies, product quality issues, late product deliveries or lost orders as we begin production at consolidated facilities or outsource activities to third parties, which would adversely impact our sales levels, operating results and operating margins. Furthermore, we may not realize the cost savings that we expect to realize as a result of such actions.

Raw material price fluctuations may adversely affect our results.

We purchase, directly and indirectly through component purchases, significant amounts of steel, aluminum, petroleum-based products and other commodities. Steel, aluminum, fuel and other commodity prices have historically been highly volatile. For example, U.S. steel prices have increased approximately 55% from June 2017 through June 2018. Costs for these items may increase, or remain at increased levels, in the future due to one or more of the following: a sustained economic recovery, the level of tariffs imposed on imported steel and aluminum, including the recent Section 232 tariffs, or a weakening U.S. dollar. Increases in commodity costs, such as those driven by the recent Section 232 tariffs, negatively impact the profitability of orders in backlog as prices on those orders are usually fixed. If we are not able to recover commodity cost increases through surcharges to our customers on new orders, then such increases will have an adverse effect on our financial condition, profitability and/or cash flows. Furthermore, surcharges may not be accepted by our customers, resulting in them choosing to order from our competitors instead of us or delaying orders to us. Any significant decrease in orders could have an adverse effect on our financial condition, profitability and/or cash flow. Additionally, if commodity costs decrease and we are unable to negotiate timely component cost decreases commensurate with any decrease in commodity costs, then our higher component prices could put us at a material disadvantage as compared to our competition which could have a material adverse effect on our net sales, financial condition, profitability and/or cash flows.

We are dependent upon third-party suppliers, making us vulnerable to supply shortages and price increases.

We have experienced, and may in the future experience, significant disruption or termination of the supply of some of our parts, materials, components and final assemblies that we obtain from sole source suppliers or subcontractors. Delays in obtaining parts, materials, components and final assemblies may result from a number of factors affecting our suppliers including capacity constraints, labor shortages or disputes, suppliers’ impaired financial condition and suppliers’ allocation to other purchasers. These risks are increased in a weak economic environment and when demand increases coming out of an economic downturn.

We may incur a significant increase in the costs of parts, materials, components or final assemblies. Factors such as supply and demand, freight costs, transportation availability, inventory levels, the level of imports, the imposition of duties and tariffs, including Section 301 tariffs, and other trade barriers and general economic conditions may affect the price of these parts, materials components or final assemblies. Many of these factors impacted the access equipment segment's performance in the second and third quarters of fiscal 2018. Such disruptions, terminations or cost increases have resulted and could further result in manufacturing inefficiencies due to us having to wait for parts to arrive on the production line, could delay sales and could result in a material adverse effect on our net sales, financial condition, profitability and/or cash flows.

We are subject to fluctuations in exchange rates associated with our non-U.S. operations that could adversely affect our results of operations and may significantly affect the comparability of our results between financial periods.

Approximately 25% of our net sales in fiscal 2017 were attributable to products sold outside of the United States, of which approximately 73% involved export sales from the United States. The majority of export sales are denominated in U.S. dollars. Sales that originate outside the United States are typically transacted in the local currencies of those countries. Fluctuations in foreign currency, as we experienced during fiscal 2015 and 2016, can have an adverse impact on our sales and profits as amounts that are measured in foreign currency are translated back to U.S. dollars. We have sales of inventory denominated in U.S. dollars to certain of our subsidiaries that have functional currencies other than the U.S. dollar. The exchange rates between many of these currencies and the U.S. dollar have fluctuated significantly in recent years and may fluctuate significantly in the future. Such fluctuations, in particular those with respect to the Euro, the Chinese renminbi, the Canadian dollar, the Mexican peso, the Brazilian real, the Australian dollar and the British pound sterling, may have a material effect on our net sales, financial condition, profitability and/or cash flows and may significantly affect the comparability of our results between financial periods. In addition, any appreciation in the value of the U.S. dollar in relation to the value of the local currency of those countries where our products are sold will increase our costs of goods in our foreign operations, to the extent such costs are payable in U.S. dollars, and impact the competitiveness of our product offerings in international markets.

We may experience losses in excess of our recorded reserves for doubtful accounts, finance receivables, notes receivable and guarantees of indebtedness of others.

As of June 30, 2018, we had consolidated gross receivables of $1.6 billion. In addition, we were subject to obligations to guarantee customer indebtedness to third parties of $670.2 million, under which we estimate our maximum exposure to be $115.4 million. We evaluate the collectibility of open accounts, finance receivables, notes receivable and our guarantees of indebtedness of others based on a combination of factors and establish reserves based on our estimates of potential losses. In circumstances where we believe it is probable that a specific customer will have difficulty meeting its financial obligations, a specific reserve is recorded to reduce the net recognized receivable to the amount we expect to collect, and/or we recognize a liability for a guarantee we expect to pay, taking into account any amounts that we would anticipate realizing if we are forced to repossess the equipment that supports the customer's financial obligations to us. We also establish additional reserves based upon our perception of the quality of the current receivables, the current financial position of our customers and past collections experience. Prolonged or more severe economic weakness may result in additional requirements for specific reserves. During periods of economic weakness, the collateral underlying our guarantees of indebtedness of customers or receivables can decline sharply, thereby increasing our exposure to losses. We also face a concentration of credit risk as the access equipment segment's ten largest debtors at June 30, 2018 represented approximately 33% of our consolidated gross receivables. Some of these customers are highly leveraged. We may incur losses in excess of our recorded reserves if the financial condition of our customers were to deteriorate or the full amount of any anticipated proceeds from the sale of the collateral supporting our customers' financial obligations is not realized. Our cash flows and overall liquidity may be materially adversely affected if any of the financial institutions that finance our customer receivables become unable or unwilling, due to unfavorable economic conditions, a weakening of our or their financial position or otherwise, to continue providing such credit.

An impairment in the carrying value of goodwill and other indefinite-lived intangible assets could negatively affect our operating results.

We have a substantial amount of goodwill and other indefinite-lived intangible assets on our balance sheet as a result of acquisitions we have completed. At June 30, 2018, approximately 90% of these intangibles were concentrated in the access equipment segment. We evaluate goodwill and indefinite-lived intangible assets for impairment at least annually, or more frequently if potential interim indicators exist that could result in impairment. Events and conditions that could result in impairment include a prolonged period of global economic weakness, a decline in economic conditions or a slow, weak economic recovery, a sustained decline in the price of our common stock, adverse changes in the regulatory environment, adverse changes in the market share of our products, adverse changes in interest rates, or other factors leading to reductions in the long-term sales or profitability that we expect. Determination of the fair value of a reporting unit includes developing estimates which are highly subjective and incorporate calculations that are sensitive to minor changes in underlying assumptions. Management's assumptions change as more information becomes available. Changes in these events and conditions or other assumptions could result in an impairment charge in the future, which could have a significant adverse impact on our reported earnings.

Financing costs and restrictive covenants in our current debt facilities could limit our flexibility in managing our business and increase our vulnerability to general adverse economic and industry conditions.

Our credit agreement contains financial and restrictive covenants which, among other things, require us to satisfy quarter-end financial ratios. Our ability to meet the financial ratios in such covenants may be affected by a number of risks or events, including the risks described in this Current Report on Form 8-K and events beyond our control. The indentures governing our senior notes also contain restrictive covenants. Any failure by us to comply with these restrictive covenants or the financial and restrictive covenants in our credit agreement could have a material adverse effect on our financial condition, results of operations and debt service capability.

Our access to debt financing at competitive risk-based interest rates is partly a function of our credit ratings. Our current long-term credit ratings are BBB with “positive” outlook from S&P Global Ratings, Ba1 with “stable” outlook from Moody's Investors Service and BBB- with “stable” outlook from Fitch Ratings. A downgrade to our credit ratings could increase our interest rates, could limit our access to public debt markets, could limit the institutions willing to provide us credit facilities, and could make any future credit facilities or credit facility amendments more costly and/or difficult to obtain. In addition, an increase in general interest rates, like increases recently announced by the United States Federal Reserve, would also increase our cost of borrowing under our credit agreement.

We had $817.8 million of debt outstanding as of June 30, 2018. Our ability to make required payments of principal and interest on our debt will depend on our future performance, which, to a certain extent, is subject to general economic, financial, competitive, political and other factors, some of which are beyond our control. As we discussed above, our dependency on contracts with U.S. and foreign government agencies subjects us to a variety of risks that, if realized, could materially reduce our revenues, profits and cash flows. Accordingly, conditions could arise that could limit our ability to generate sufficient cash flows or access borrowings to enable us to fund our liquidity needs, further limit our financial flexibility or impair our ability to obtain alternative financing sufficient to repay our debt at maturity.

The covenants in our credit agreement and the indentures governing our senior notes, our credit rating, our current debt levels and the current credit market conditions could have important consequences for our operations, including:

•	Render us more vulnerable to general adverse economic and industry conditions in our highly cyclical markets or economies generally;

•
Require us to dedicate a portion of our cash flow from operations to interest costs or required payments on debt, thereby reducing the availability of such cash flow to fund working capital, capital expenditures, research and development, share repurchases, dividends and other general corporate activities;

•	Limit our ability to obtain additional financing in the future to fund growth working capital, capital expenditures, new product development expenses and other general corporate requirements;

•	Make us vulnerable to increases in interest rates as our debt under our credit agreement is at variable rates;

•	Limit our flexibility in planning for, or reacting to, changes in our business and the markets we serve; and

•	Limit our ability to pursue strategic acquisitions that may become available in our markets or otherwise capitalize on business opportunities if we had additional borrowing capacity.

Security breaches and other disruptions could compromise our information and expose us to liability, which could cause our business and reputation to suffer.

We use our information systems to collect and store confidential and sensitive data, including information about our business, our customers and our employees. As technology continues to evolve, we anticipate that we will collect and store even more data in the future and that our systems will increasingly use remote communication features that are sensitive to both willful and unintentional security breaches. Much of our value relative to our competitors is derived from our confidential business information, including vehicle designs, proprietary technology and trade secrets, and to the extent the confidentiality of such information is compromised, we may lose our competitive advantage and our vehicle sales may suffer.

We also collect, retain and use personal information, including data we gather from customers for product development and marketing purposes, and data we obtain from employees. In the event of a breach in security that allows third parties access to this personal information, we are subject to a variety of ever-changing laws on a global basis that require us to provide notification to the data owners, and that subject us to lawsuits, fines and other means of regulatory enforcement. IT security threats via computer malware and other “cyber-attacks” are increasing in both frequency and sophistication. The cost of maintaining robust information security mechanisms and controls are increasing and are likely to increase further in the future. Depending on the function involved, a breach in security may lead to customers purchasing vehicles from our competitors, subject us to lawsuits, fines and other means of regulatory enforcement or harm employee morale.

Our objective is to expand international operations and sales, the conduct of which subjects us to risks that may have a material adverse effect on our business.

Expanding international operations and sales is a significant part of our growth strategy. International operations and sales are subject to various risks, including political, religious and economic instability, local labor market conditions, the imposition of foreign tariffs upon our products (which include tariffs in response to tariffs that the U.S. imposes) and other trade barriers, the impact of foreign government regulations and the effects of income and withholding taxes, sporadic order patterns, governmental expropriation, uncertainties or delays in collection of accounts receivable and differences in business practices. We may incur increased costs, including increased supply chain costs, and experience delays or disruptions in production schedules, product deliveries or payments in connection with international manufacturing and sales that could cause loss of revenues and earnings. Among other things, there are additional logistical requirements associated with international sales, which increase the amount of time between the completion of vehicle production and our ability to recognize related revenue. In addition, expansion into foreign markets requires the establishment of distribution networks and may require modification of products to meet local requirements or preferences. Establishment of distribution networks or modification to the design of our products to meet local requirements and preferences may take longer or be more costly than we anticipate and could have a material adverse effect on our ability to achieve international sales growth. Some of these international sales require financing to enable potential customers to make purchases. Availability of financing to non-U.S. customers depends in part on the U.S. Export-Import Bank. If U.S. Export-Import Bank authorization financing is not secured for certain transactions, we may not be able to effectively compete for international sales against foreign competitors who are able to benefit from direct or indirect financial support from governments where they have operations. In addition, our entry into certain markets that we wish to enter may require us to establish a joint venture. Identifying an appropriate joint venture partner and creating a joint venture could be more time consuming, more costly and more difficult than we anticipate.

As a result of our international operations and sales, we are subject to the Foreign Corrupt Practices Act (FCPA) and other laws that prohibit improper payments or offers of payments to foreign governments and their officials for the purpose of obtaining or retaining business. Our international activities create the risk of unauthorized payments or offers of payments in violation of the FCPA by one of our employees, consultants, sales agents or distributors, because these parties are not always subject to our control. Any violations of the FCPA could result in significant fines, criminal sanctions against us or our employees, and prohibitions on the conduct of our business, including our business with the U.S. government. We are also increasingly subject to export control regulations, including, without limitation, the United States Export Administration Regulations and the International Traffic in Arms Regulations. Unfavorable changes in the political, regulatory or business climate could have a material adverse effect on our net sales, financial condition, profitability and/or cash flows.

Our results could be adversely affected by severe weather, natural disasters, and other events in the locations in which we or our customers or suppliers operate.

We have manufacturing and other operations in locations prone to severe weather and natural disasters, including earthquakes, hurricanes or tsunamis that could disrupt our operations. Our suppliers and customers also have operations in such locations. Severe weather or a natural disaster that results in a prolonged disruption to our operations, or the operations of our customers or suppliers could delay delivery of parts, materials or components to us or sales to our customers and could have a material adverse effect on our net sales, financial condition, profitability and/or cash flows.

Concrete mixer and access equipment sales also are seasonal with the majority of such sales occurring in the spring and summer months, which constitute the traditional construction season in the Northern hemisphere. The timing of orders for the traditional construction season in the Northern hemisphere can be impacted by weather conditions.

Changes in the tax regimes and related government policies and regulations in the countries in which we operate could adversely affect our results and our effective tax rate.

As a multinational corporation, we are subject to various taxes in both U.S. and non-U.S. jurisdictions. Due to economic and political conditions, tax laws, regulations and rates in these various jurisdictions may be subject to significant change. Our future effective income tax rate could be affected by changes in the mix of earnings in countries with differing statutory tax rates, changes in the valuation of deferred tax assets or changes in tax laws or their interpretation. Recent developments, including U.S. tax reform, the European Commission’s investigations of illegal state aid as well as the Organisation for Economic Co-operation and Development project on Base Erosion and Profit Shifting, may result in changes to long-standing tax principles, which could adversely affect our effective tax rate or result in higher cash tax liabilities. Increases in our effective tax rate or tax liabilities could have a material adverse effect on our financial condition, profitability and/or cash flows.

Changes in regulations could adversely affect our business.

Both our products and the operation of our manufacturing facilities are subject to statutory and regulatory requirements. These include environmental requirements applicable to manufacturing and vehicle emissions, government contracting regulations and domestic and international trade regulations. A significant change to these regulatory requirements could substantially increase manufacturing costs or impact the size or timing of demand for our products, all of which could make our business results more variable.

In particular, many scientists, legislators and others attribute climate change to increased levels of greenhouse gases, including carbon dioxide, which has led to significant legislative and regulatory efforts to limit greenhouse gas emissions. Congress has previously considered and may in the future implement restrictions on greenhouse gas emissions through a cap-and-trade system under which emitters would be required to buy allowances to offset emissions of greenhouse gas. In addition, several states, including states where we have manufacturing plants, are considering various greenhouse gas registration and reduction programs. Our manufacturing plants use energy, including electricity and natural gas, and certain of our plants emit amounts of greenhouse gas that may be affected by these legislative and regulatory efforts. Greenhouse gas regulation could increase the price of the electricity we purchase, increase costs for our use of natural gas, potentially restrict access to or the use of natural gas, require us to purchase allowances to offset our own emissions or result in an overall increase in our costs of raw materials, any one of which could increase our costs, reduce our competitiveness in a global economy or otherwise negatively affect our business, operations or financial results.

SEC disclosure requirements impose inquiry, diligence and disclosure obligations with respect to “conflict minerals,” defined as tin, tantalum, tungsten and gold, that are necessary to the functionality of a product manufactured, or contracted to be manufactured, by an SEC reporting company. Certain of these minerals are used extensively in components manufactured by our suppliers (or in components incorporated by our suppliers into components supplied to us) for use in our vehicles or other products. Our supply chain is very complex and multifaceted. We have encountered significant difficulty in determining the country of origin or the source and chain of custody for all “conflict minerals” used in our products. We may face reputational challenges if we are unable to verify the country of origin or the source and chain of custody for all “conflict minerals” used in our products or if we are unable to disclose that our products are “conflict free.” Implementation of these rules may also affect the sourcing and availability of some minerals necessary to the manufacture of our products and may affect the availability and price of “conflict minerals” capable of certification as “conflict free.” Accordingly, we may incur significant costs as a consequence of these rules, which may adversely affect our business, financial condition or results of operations. Other laws or regulations impacting our supply chain, such as the UK Modern Slavery Act, may have similar consequences.

Our financial statements are subject to changes in accounting standards that could adversely impact our profitability or financial position.

Our financial statements are subject to the application of generally accepted accounting principles in the United States of America, which are periodically revised and/or expanded. Accordingly, from time to time, we must adopt new or revised accounting standards that recognized authoritative bodies, including the Financial Accounting Standards Board, have issued. Recently, accounting standard setters issued new guidance that further interprets or seeks to revise accounting pronouncements related to revenue recognition and lease accounting and issued new standards expanding disclosures. We discuss the impact of accounting pronouncements that have been issued but not yet implemented in our annual and quarterly reports on Form 10-K and Form 10-Q. We do not provide an assessment of proposed standards, as such proposals are subject to change through the exposure process and, therefore, we cannot meaningfully assess their effects on our financial statements. It is possible that accounting standards we must adopt in the future could change the current accounting treatment that we apply to our consolidated financial statements and that such changes could have a material adverse effect on our reported results of operations and/or financial condition.

Disruptions within our dealer network could adversely affect our business.

Although we sell the majority of our products directly to the end user, we market, sell and service products through a network of independent dealers in the fire & emergency segment and in a limited number of markets for the access equipment and commercial segments. As a result, our business with respect to these products is influenced by our ability to establish and manage new and existing relationships with dealers. While we have relatively low turnover of dealers, from time to time, we or a dealer may choose to terminate the relationship as a result of difficulties that our independent dealers experience in operating their businesses due to economic conditions or other factors, or as a result of an alleged failure by us or an independent dealer to comply with the terms of our dealer agreement. We do not believe our business is dependent on any single dealer, the loss of which would have a sustained material adverse effect upon our business. However, disruption of dealer coverage within a specific state or other geographic market could cause difficulties in marketing, selling or servicing our products and have an adverse effect on our business, operating results or financial condition.

In addition, our ability to terminate our relationship with a dealer is limited due to state dealer laws, which generally provide that a manufacturer may not terminate or refuse to renew a dealer agreement unless it has first provided the dealer with required notices. Under many state laws, dealers may protest termination notices or petition for relief from termination actions. Responding to these protests and petitions may cause us to incur costs and, in some instances, could lead to litigation resulting in lost opportunities with other dealers or lost sales opportunities, which may have an adverse effect on our business, operating results or financial condition.

Item 9.01.		Financial Statements and Exhibits.

	(a)	Not applicable.

	(b)	Not applicable.

	(c)	Not applicable.

	(d)	Exhibits. The exhibit set forth in the following Exhibit Index is being furnished herewith:

EXHIBIT INDEX

(99.1)		Oshkosh Corporation Press Release dated July 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSHKOSH CORPORATION

Date:	July 31, 2018	By:	/s/ David M. Sagehorn
David M. Sagehorn
Executive Vice President and
Chief Financial Officer